AXP Stock Fund, Inc.
File No. 2-11358/811-498

Exhibit (h)(8):     Agreement and Plan of Reorganization, dated March 10, 2000.

Exhibit (i):        Opinion and Consent of Counsel, dated Nov. 21, 2000.

Exhibit (j):        Independent Auditors' Consent, dated Nov. 21, 2000.